As filed with the Securities and Exchange Commission on September 18, 2002

Registration No. 333-63984

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FLUOR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0927079

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Enterprise Drive

Aliso Viejo, California 92656
(949) 349-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Lawrence N. Fisher, Esq.

Senior Vice President — Law and Secretary
Fluor Corporation
One Enterprise Drive
Aliso Viejo, California 92656
(949) 349-2000
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)

Copy to:

E. Michael Greaney, Esq.

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000

      Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by the Registrant in light of market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2002

PROSPECTUS

$300,000,000

FLUOR CORPORATION

Debt Securities

         We will provide specific terms of these debt securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus and any supplement carefully before you invest.

      Investing in these debt securities involves risks that are described in the section captioned “Company Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2001.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2002

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
EXHIBIT 12
EXHIBIT 23.2

      We have not authorized anyone else to provide you with any information other than the information provided in or incorporated by reference into this prospectus or any prospectus supplement. We cannot assure the reliability of any different information. We are not making an offer of these securities in any state where the offer is not permitted. This prospectus and any prospectus supplement may be updated from time to time, so you should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

      Investing in these securities involves risks that are described in the section captioned “Company Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2001.

ABOUT THIS PROSPECTUS

       In this prospectus, all references to “we,” “our,” and “us” refer to Fluor Corporation, a Delaware corporation.

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the caption “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and periodic special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Room 3190, Chicago, Illinois 60661. Copies of these documents may be obtained from the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read copies of these documents at the offices of the New York Stock Exchange.

      The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede some or all of this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debt securities.

•	Our Annual Report on Form 10-K for the year ended December 31, 2001.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

•	Our Current Report on Form 8-K (File Number 001-16829) dated August 14, 2002.

      You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Fluor Corporation

One Enterprise Drive
Aliso Viejo, California 92656
Attention: Corporate Secretary
(949) 349-2000.

      We have filed exhibits with the registration statement that include the form of proposed underwriting agreement and indenture. You should read the exhibits carefully for provisions that may be important to you.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

       This prospectus contains forward-looking statements. For example, statements that relate to our expectations regarding projected earning levels, market outlook, new awards, backlog levels, competition, the adequacy of funds to service debt and the implementation of new strategic initiatives are forward looking in nature. These forward-looking statements reflect our current analysis of existing information, although no assurance can be given that such statements will be realized. Due to unknown risks, our actual results may differ materially from our expectations or projections. As a result, caution must be exercised in relying on forward-looking statements. The factors potentially contributing to such differences include, among others:

•	Changes in global business, economic, political and social conditions;

•	Our failure to receive anticipated new contract awards;

•	Customer cancellations of, or scope adjustments to, existing contracts;

•	Difficulties or delays incurred in the execution of construction contracts resulting in cost overruns or liabilities;

•	Customer delays or defaults in making payments;

•	Difficulties and delays incurred in the implementation of strategic initiatives;

•	Risks and impacts resulting from our reverse spin-off transaction completed on November 30, 2000 involving Massey Energy Company; and

•	Competition in the global engineering, procurement and construction industry.

      The forward-looking statements are also based on various operating assumptions regarding, among other matters, overhead costs and employment levels that may not be realized. In addition, while most risks affect only future costs or revenues that we anticipate we will receive, some risks may relate to accruals that have already been reflected in earnings. Our failure to receive payments of these accrued earnings could result in charges against future earnings.

      Additional information concerning factors that may influence our results can be found in press releases and periodic filings with the Securities and Exchange Commission including the risk factors set forth in the section captioned “Company Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2001. These filings are available publicly and upon request from Fluor’s Investor Relations Department: (949) 349-3909. We disclaim any intent or obligation to update forward-looking statements.

THE COMPANY

       Fluor Corporation is a leading professional services company offering a diverse range of value-added, knowledge-based services from traditional engineering, procurement and construction services to total asset management. Fluor Corporation is basically a holding company which owns, directly or indirectly, the stock of numerous subsidiary corporations. Fluor Corporation is aligned into five principal operating segments:

(1)	The Energy & Chemicals segment provides design, engineering, procurement and construction services on a worldwide basis to an extensive range of oil, gas, refining, chemical, polymer and petrochemical clients;

(2)	The Industrial & Infrastructure segment provides design, engineering, procurement and construction services to a broad base of businesses including general industrial, commercial, institutional, manufacturing, infrastructure, telecommunications, mining and technology customers on a global basis;

(3)	The Power segment designs, engineers and constructs power facilities globally;

(4)	The Global Services segment provides operations and maintenance support, temporary staffing, equipment and outsourcing and asset management solutions to Fluor Corporation’s projects as well as to third party clients; and

(5)	The Government Services segment provides administration and support services to the federal government and other governmental parties.

      Fluor Constructors International, Inc., which is organized and operates separately from our operating segments, provides unionized management, construction and management services in the United States and Canada, both independently and as a subcontractor, on projects to our operating segments.

      On November 30, 2000, Fluor Corporation completed a reverse spin-off transaction in which its coal segment, previously operated under its A. T. Massey Coal Company, Inc. subsidiary, was separated from the other business segments of Fluor Corporation.

      Fluor Corporation was incorporated in Delaware on September 11, 2000. Fluor Corporation’s principal executive offices are located at One Enterprise Drive, Aliso Viejo, California 92656, telephone number (949) 349-2000.

USE OF PROCEEDS

       Except as otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes including working capital, capital expenditures, stock purchase programs, repayment and refinancing of debt and acquisitions. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

      Our ratios of earnings to fixed charges for each of the four years ended October 31, 2000, the year ended December 31, 2001 and the six months ended June 30, 2002 are as follows:

				Year Ended	Six Months Ended
Year Ended October 31,				December 31,	June 30,

1997	1998	1999	2000	2001	2002

3.59	5.50	2.86	4.10	4.80	8.20

      For purposes of computing the ratios of earnings to fixed charges, “earnings” consist of earnings from continuing operations before provision for income taxes plus fixed charges less equity in earnings from less than 50% owned persons, net of distributions. “Fixed charges” consist of interest and approximately one-third of rental expense. Please also refer to the section captioned “Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 for a discussion of factors which have affected our earnings from continuing operations before income taxes.

DESCRIPTION OF THE DEBT SECURITIES

       The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture, between us and The Bank of New York, as trustee. Because we are a holding company, however, our ability to meet our debt obligations depends upon the earnings of, and dividends and other payments from, our subsidiaries. Furthermore, the debt securities offered hereby will be effectively subordinated to all existing and future liabilities of our subsidiaries. This means that upon the liquidation, reorganization or insolvency of any of our subsidiaries, the claims of creditors and any preferred stockholders will generally take priority over our right to participate as a stockholder in any distribution of the assets of such subsidiary.

      This prospectus briefly outlines the material provisions of the indenture. A copy of the form of indenture has been filed as an exhibit to the registration statement. Although this prospectus and the applicable prospectus supplement provide all the information that we believe is material with respect to the debt securities, you should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

General

      The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture or otherwise. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount.

      The debt securities may be issuable in the form of one or more global securities, as further described under the caption “Global Securities” below. Except for any debt securities issued in the form of a global security, the debt securities are exchangeable or transferable without charge. We may, however, require you to pay us for any tax or other governmental charge payable in connection with the transfer and exchange and may also require you to furnish appropriate endorsements and transfer documents. (Section 3.05)

      Unless otherwise specified in a prospectus supplement, any principal, premium or interest payment will be payable, and the transfer of debt securities will be registrable, at the principal corporate trust office of the Trustee. In addition, unless otherwise specified in a prospectus supplement and except in the case of any debt securities issued in the form of a global security, we may opt to make interest payments by check, mailed to the address of the person entitled to receive the interest payment as reflected on the security register. (Sections 3.01, 3.05, 10.01 and 10.02)

      The prospectus supplement relating to any series of debt securities being offered will include all additional material terms of the offering not otherwise contained in this prospectus. These terms will include some or all of the following:

(1) The title of the debt securities;

(2) The aggregate principal amount of the debt securities;

(3) The person to whom any interest on the debt securities will be payable, if other than the person in whose name it is registered on the regular record date for such interest;

(4) The date or dates on which the principal of the debt securities will be payable or the method for determining such date or dates and any rights of extension;

(5) The interest rate or rates at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue, the interest payment dates for the debt securities and the regular record dates for any interest payable on any interest payment date;

(6) The place or places where the principal of and any interest on the debt securities are payable;

(7) The terms and conditions of any optional or mandatory redemption provisions;

(8) The terms and conditions of any sinking fund or other analogous provision that would obligate us to redeem or repurchase the debt securities, in whole or in part, and any remarketing provisions for the debt securities;

(9) The denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any integral multiple thereof;

(10) Any index or formula by which the amount of the principal, any premium or interest payments on the debt securities will be determined and the identity of any calculation agent;

(11) The currency in which the principal, any premium or interest payments on the debt securities will be paid, if other than United States dollars;

(12) The amount of principal payable upon acceleration of the debt securities following an Event of Default, if other than the entire principal amount;

(13) Any amount which will be deemed to be the principal amount of the debt securities as of a particular maturity date or the manner in which the principal amount is to be determined, if the principal amount payable at the maturity date will not be determinable prior to the maturity date;

(14) Any changes to the defeasibility of the debt securities;

(15) Whether the debt securities are to be issued in whole or in part in the form of one or more global securities held by a depositary on behalf of holders or in the form of individual certificates to be held by each holder and the circumstances under which any global security may be exchanged for debt securities;

(16) Any additions to or changes in the Events of Default which apply to the debt securities and any changes in the right of the Trustee or the holders of the debt securities to accelerate the maturity of the debt securities;

(17) Any changes to the definition of “Business Day” with respect to the debt securities;

(18) Whether the satisfaction of other conditions, in addition to those specified in the indenture, are required and the terms of the conditions;

(19) Any terms or conditions upon which holders may convert or exchange the debt securities into shares of our common stock or other securities or property;

(20) Any additions to or changes in the covenants set forth in the indenture;

(21) Any other specific terms of the debt securities.

(Section 3.01)

      The debt securities may be issued with original issue discount, which means that the debt securities may be sold at a discount below their principal amount. Even if debt securities are not issued at a discount below their principal amount, the debt securities may, for United States Federal income tax purposes, be deemed to have been issued with original issue discount because of their interest payment characteristics. United States Federal income tax and other considerations applicable to debt securities issued with original issue discount will be described in the prospectus supplement relating to those debt securities. In addition, United States Federal tax considerations or other terms or restrictions applicable to debt securities which are denominated in a currency other than United States dollars will be described in the prospectus supplement relating to those debt securities.

Consolidation, Merger or Sale

      We have agreed not to consolidate with or merge with or into any other entity or convey, transfer or lease substantially all of our properties and assets to any person, unless:

(1) either

(a) we are the continuing corporation, or

(b) the successor or purchaser

•	is a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and

•	expressly assumes, by a supplemental indenture, all of our obligations with respect to the debt securities and the indenture;

(2) immediately after such transaction, no Event of Default exists;

(3) if, as a result of any such transaction, our properties or assets would become subject to a lien which would not be permitted by the indenture, we or our successor, as applicable, secures the debt securities equally and ratably with debt secured by such lien; and

(4) other conditions specified in the indenture are met.

(Section 8.01)

      The successor entity would succeed to and would be able to exercise every right and power that we possess under the indenture. Except in the case of a lease of substantially all of our properties and assets, we will thereafter be relieved of all obligations and covenants under the indenture and the debt securities. (Section 8.02)

Modification of Indenture

      There are three categories of changes that we can make to the indenture and the debt securities. First, there are changes that cannot be made to the debt securities without the approval of each holder of debt securities affected by the change. Second, there are changes that can be made with the approval of holders of debt securities owning a majority in aggregate principal amount of the outstanding debt securities of all series affected by the change (voting as one class). All other changes may be made by us without the consent or vote of holders of the debt securities.

      The following is a summary of the changes that cannot be made without the approval of each holder of debt securities affected by the change:

(1) changes to the time for paying principal or interest on any debt security;

(2) reductions in the amount of principal of or interest on any debt security;

(3) reductions in the amount of premium payable upon the redemption of a debt security;

(4) reductions in the amount of principal of a debt security issued with original issue discount or any other debt security that would be due and payable upon acceleration of the maturity date;

(5) changes to the place where, or the currency in which, any debt security is payable;

(6) impairment of the right to sue for the payment of any debt security;

(7) reductions in the percentage of aggregate principal amount of debt securities of any series, the consent of the holders of which is required to modify or amend the indenture; or

(8) modifications to provisions relating to the requirements for waiving compliance with some provisions or some defaults.

(Section 9.02)

      Holders of debt securities owning a majority in aggregate principal amount of the outstanding debt securities of all series affected by a change (voting as one class) may, on behalf of the holders of all debt securities of the series, waive:

(1) compliance by us with certain provisions of the indenture; (Section 10.09)

(2) any past default under the indenture with respect to debt securities of the series, except a default (a) in the payment of principal of, or any premium or interest on, any debt security of the series, or (b) in respect of a covenant or provision of the indenture which cannot be modified without the consent of each holder of debt securities of a series affected by the modification. (Section 5.13)

      In determining whether the holders of the requisite aggregate principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action,

(1) the principal amount of a debt security issued with original issue discount will be deemed to be the amount of the principal which would be then due and payable;

(2) if the principal amount payable at the stated maturity date of a debt security is not determinable, the principal amount of the debt security will be deemed to be the amount established in the applicable supplemental indenture;

(3) the principal amount of a debt security denominated in one or more foreign currencies or currency units will be deemed to be the U.S. dollar equivalent of the principal amount of the debt security, determined

•	in the manner established in the applicable supplemental indenture or

•	in the case of a debt security described in clause (1) or (2) above, as provided in that clause; and

(4) debt securities owned by us, any of our affiliates or any other obligor will be disregarded. In determining whether the Trustee will be protected in relying upon any request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities which the Trustee knows to be so owned will be disregarded. Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to so act with respect to the debt securities and that the pledgee is not us, an affiliate of ours or any other obligor.

(Section 1.02)

Events of Default

      The following will be “Events of Default” under the indenture with respect to the debt securities of any series, unless otherwise specified in a prospectus supplement:

(1) failure to pay any interest when due and payable, and the failure continues for 30 days;

(2) failure to pay principal or any premium at the maturity date;

(3) failure to deposit any sinking fund payment, when and as due, and the failure continues for 30 days;

(4) except as otherwise specified by the indenture or with respect to a covenant included solely for the benefit of debt securities other than that series, failure to perform any other of our covenants under the indenture, and the failure continues for 90 days after written notice as provided under the indenture;

(5) some events in bankruptcy, insolvency or reorganization;

(6) any other Event of Default provided with respect to debt securities of that series.

(Section 5.01)

      If an Event of Default exists with respect to any series of debt securities, then either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal amount of all the debt securities of that series immediately due and payable. If the Event of Default involves events in bankruptcy, insolvency or reorganization (as described in clause (5) in the paragraph above), then the principal amount of all the debt securities of that series will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. If any debt securities of a series are issued with original issue discount, the amount of the debt securities that will become immediately due and payable in an Event of Default will be the portion of the principal amount specified by the terms of the debt securities. At any time after the Trustee or the holders have declared an acceleration of a series of debt securities, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the debt securities of that series may, under some circumstances, rescind and annul the acceleration. (Section 5.02)

      Subject to the provisions of the Trust Indenture Act, the indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with the holders’ request or direction. (Sections 6.01 and 6.03) What will be deemed to constitute reasonable indemnity may vary depending on what rights or powers the holders have requested or directed the Trustee to exercise. Subject to the Trustee’s right to indemnification, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, with respect to the debt securities of that series. (Section 5.12)

      We are required to furnish to the Trustee an annual statement by our officers as to whether we have defaulted in the performance of our obligations under the indenture. In the event that we are in default, we are required to specify the nature and status of the default. (Section 10.04)

      The right of any holder to receive principal, any premium and interest payments on the debt securities or to institute suit for the enforcement of such payment cannot be impaired without that holder’s consent. (Section 5.08)

Conversion Rights

      We may issue debt securities that are convertible into our common stock or other securities or property. The specific terms on which the debt securities are convertible will be described in an applicable prospectus supplement. The terms will include provisions as to whether conversion is mandatory or optional and may include provisions that establish the amount of securities or property that you will receive according to a formula based upon the market price of the securities or property at a particular time.

Global Securities

      We may issue some or all of the debt securities of a series in the form of one or more global securities. Global securities will be deposited with a depository identified in the applicable prospectus supplement. A global security is a security, typically held by a depository, that represents the beneficial interests of a number of purchasers of the security. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in an applicable prospectus supplement.

Defeasance

      The following provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of covenants in the indenture, will apply to the debt securities of any series, or to any specified part of a series, unless otherwise specified in a prospectus supplement. (Section 13.01)

      Defeasance and Discharge. We may discharge all of our obligations with respect to the debt securities by depositing in trust, for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which will provide a sufficient amount of money to pay any installment of principal, premium or interest payment and any mandatory sinking fund payment required by the debt securities on the designated payment dates. We may defease and discharge our obligations only if, among other things, there has been a United States Internal Revenue Service ruling, or there has been a change in tax law, to the effect that holders of debt securities will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. We may not, however, discharge our obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies or to hold moneys for payment in trust. (Sections 13.02 and 13.04)

      Defeasance of Covenants. Under some circumstances, we may not be required to comply with the restrictive covenants that may be described in this prospectus or any applicable prospectus supplement. In addition, under some circumstances, the occurrence of some Events of Default, including any that may be described in an applicable prospectus supplement, will be deemed not to be or result in an Event of Default. In order for this to occur, we must deposit in trust, for the benefit of the holders of debt securities, money or U.S. government obligations, or both, which will provide a sufficient amount of money to pay any installment of principal, premium or interest payment and any mandatory sinking fund payment required by the debt securities on the designated payment dates. There must also have been, among other things, a United States Internal Revenue Service ruling, or a change in tax law, to the effect that holders of debt securities will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

      In the event we exercised this option with respect to any debt securities and the debt securities were accelerated and declared due and payable as a result of an Event of Default, the amount of money and U.S. government obligations deposited in trust may not be sufficient to pay amounts due on the debt securities at the time of the acceleration. In that case, we would remain liable for any amounts still due. (Sections 13.03 and 13.04)

      Acceptable U.S. government obligations are limited under the indenture to:

(a) any security which is

•	a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or

•	an obligation of an entity controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which is not callable or redeemable at the option of the issuer, and

(b) any depositary receipt issued by a bank as custodian with respect to any U.S. government obligation which is specified in clause (a) above and held by the bank for the account of the holder of the depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. government obligation which is so specified and held.

Concerning the Trustee

      Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event or Default, the Trustee may be deemed to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act. In that event, unless the Trustee is able to eliminate the conflicting interest, the Trustee may be required to resign as Trustee under the indenture. If the Trustee resigns, we will be required to appoint a successor Trustee for the indenture.

Governing Law

      The debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

       We may sell debt securities from time to time in one or more transactions. We may sell debt securities (a) through underwriters or dealers; (b) through agents; or (c) directly to one or more purchasers.

Sale Through Underwriters

      If we use underwriters in the sale, the underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to conditions. The underwriters will be obligated to purchase all the debt securities of a series offered by a prospectus supplement if any of such debt securities are purchased. The underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. The underwriters may change from time to time any initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

Sale Through Agents

      We may sell debt securities through agents designated by us. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

Direct Sales

      We also may sell debt securities directly to purchasers without the involvement of underwriters or agents.

General Information

      We may authorize agents, underwriters or dealers to solicit offers by institutional investors to purchase debt securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions that are approved by us. The obligations of any purchasers under delayed delivery and payment arrangements will not be subject to any conditions except that

(1) the purchase by an institution of the debt securities will not at delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject and (2) if the debt securities are being sold to underwriters, we will sell to the underwriters the total principal amount of the debt securities less the principal amount covered by the delayed delivery and payment arrangement.

      Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

      The debt securities may or may not be listed on a national securities exchange or a foreign securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom we sell debt securities for public offering and sale may make a market in the debt securities. However, the underwriters and agents will not be obligated to make a market in the debt securities and may discontinue their market-making activities at any time without notice. We cannot provide any assurance with respect to the liquidity of the trading market for any of the debt securities.

      We may have agreements with the underwriters, dealers and agents to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters, dealers or agents may be required to make.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

       Gibson, Dunn & Crutcher LLP, our outside legal counsel, will issue an opinion about the legality of the debt securities for us. Any underwriters will be advised about other issues relating to any offering of debt securities by their own legal counsel.

EXPERTS

       Ernst & Young LLP, independent auditors, have audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated herein by reference. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

SEC registration fee	$75,000

Printing fees and expenses	40,000	*

Accounting fees and expenses	50,000	*

Trustee fees	6,000	*

Rating agency fees	200,000	*

Legal fees and expenses	100,000	*

Blue Sky fees	10,000	*

Miscellaneous	15,000	*

	$496,000	*

*	Estimated and subject to future contingencies.

Item 15. Indemnification of Directors and Officers

      Our Amended and Restated Certificate of Incorporation requires that our directors and officers be indemnified to the maximum extent permitted by Delaware law.

      The General Corporation Law of the State of Delaware provides in general that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon order by a court or a determination by (a) a majority of a quorum of disinterested directors, (b) under certain circumstances, independent legal counsel or (c) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses related.

      Our Amended and Restated Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

Item 16. Exhibits

1	Form of Underwriting Agreement*
4	Form of Indenture between Fluor Corporation and The Bank of New York, as trustee*
5	Opinion of Gibson, Dunn & Crutcher LLP, counsel to Fluor Corporation*
12	Statement of computation of ratio of earnings to fixed charges
23.1	Consent of Gibson, Dunn & Crutcher LLP, counsel to Fluor Corporation (included in Exhibit 5)*
23.2	Consent of Independent Auditors
24	Powers of Attorney*
25	Statement of Eligibility of Trustee on Form T-1*

*	Previously filed with this Registration Statement on June 27, 2001.

Item 17. Undertakings

A. Undertaking Pursuant to Rule 415

      We hereby undertake:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, except that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(l)(a) and A(l)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference

      We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

C. Undertaking in Respect of Indemnification

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. Undertaking Regarding Rule 430A Under the Securities Act

      We hereby undertake that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on September 18, 2002.

FLUOR CORPORATION

By:	/s/ LAWRENCE N. FISHER

Lawrence N. Fisher
Senior Vice President —
Law and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Alan L. Boeckmann	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	September 18, 2002

* D. Michael Steuert	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 18, 2002

* Victor L. Prechtl	Vice President and Controller (Principal Accounting Officer)	September 18, 2002

* Peter J. Fluor	Director	September 18, 2002

* David P. Gardner	Director	September 18, 2002

* Thomas L. Gossage	Director	September 18, 2002

* James T. Hackett	Director	September 18, 2002

* Bobby R. Inman	Director	September 18, 2002
* Vilma S. Martinez	Director	September 18, 2002

Signature	Title	Date

* Dean R. O’Hare	Director	September 18, 2002
* Lord Robin W. Renwick, K.C.M.G.	Director	September 18, 2002
* James O. Rollans	Director	September 18, 2002
* Martha R. Seger	Director	September 18, 2002

*	The undersigned does hereby sign this Amendment No. 5 to Registration Statement on behalf of each of the above-indicated director or officer of Fluor Corporation pursuant to powers of attorney executed by each such director or officer.

/s/ LAWRENCE N. FISHER

Lawrence N. Fisher
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1	Form of Underwriting Agreement*
4	Form of Indenture between Fluor Corporation and The Bank of New York, as trustee*
5	Opinion of Gibson, Dunn & Crutcher LLP, counsel to Fluor Corporation*
12	Statement of computation of ratio of earnings to fixed charges
23.1	Consent of Gibson, Dunn & Crutcher LLP, counsel to Fluor Corporation (included in Exhibit 5)*
23.2	Consent of Independent Auditors
24	Powers of Attorney*
25	Statement of Eligibility of Trustee on Form T-1*

*	Previously filed with this Registration Statement on June 27, 2001.